Exhibit 99.1

FOR IMMEDIATE RELEASE

3PAR U.S. Contact Adriel Lares Vice President of Finance and Chief Financial Officer (510) 413-5999

3PAR Reports Financial Results for Third Quarter of Fiscal 2010

Fremont, CA, January 28, 2010—3PAR® (NYSE: PAR), the leading global provider of utility storage, today reported results for the third quarter of fiscal year 2010, which ended December 31 st, 2009. Revenue for the third quarter was $50.1 million, an increase of 4% compared to revenue of $48.2 million for the same period a year ago and an increase of 9% compared to $46.1 million in the prior quarter, which ended September 30th, 2009.

For the third quarter of fiscal 2010, GAAP net loss was $528,000, or ($0.01) per share, compared to GAAP net income of $461,000, or $0.01 per share, for the same period in the prior year. Non-GAAP net income, which excludes the impact of stock-based compensation expense, for the third quarter of fiscal 2010 was $1.9 million, or $0.03 per share, compared to $2.3 million, or $0.04 per share, for the same period in the prior year.

“Through unique hardware and software innovations such as our newly-announced, hardware-accelerated thin software technologies (Thin Conversion, Thin Persistence, and Thin Copy Reclamation), 3PAR has continued to move the goal posts forward, ahead of the incumbents, widening the gap between the value that legacy storage vendors promise and the value that we actually deliver,” said David Scott, President and Chief Executive Officer. “We have continued to stay ahead of the game with first-to-market technologies such as autonomic storage management for clusters, as well as autonomic storage tiering within high-end arrays. This technology leadership has created a strong incentive for customers to choose a best-of-breed approach over the sub-optimal, proprietary, vertical stacks offered by legacy storage vendors.”

Additional Third Quarter Fiscal 2010 Financial Information

3PAR reports operating income (loss), net income (loss), and earnings (loss) per share (EPS) on a GAAP and on a non-GAAP basis, which excludes the impact of stock-based compensation expense. The non-GAAP measures are described in greater detail below and are reconciled to the corresponding GAAP measures in the accompanying financial tables.

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GAAP operating loss for the third quarter of fiscal 2010 was $474,000 compared to $667,000 in the second quarter of fiscal 2010. GAAP operating loss was 1% of revenue in both quarters. Non-GAAP operating income in the third quarter of fiscal 2010 was $2.0 million compared to $1.7 million in the second quarter of fiscal 2010. Non-GAAP operating income was 4% of revenue in both quarters. GAAP net loss for the third quarter of fiscal 2010 was $528,000 compared to $758,000 in the second quarter of fiscal 2010. Non-GAAP net income in the third quarter of fiscal 2010 was $1.9 million, compared to $1.6 million in the second quarter of fiscal 2010.

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GAAP EPS for the third quarter of fiscal 2010 was ($0.01) on 61.9 million basic and diluted shares outstanding, compared to ($0.01) in the second quarter of fiscal 2010 on 61.7 million basic and diluted shares outstanding. Non-GAAP EPS in the third quarter of fiscal 2010 was $0.03 on 64.4 million diluted shares outstanding compared to $0.03 on 64.1 million diluted shares outstanding in the second quarter of fiscal 2010.

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Non-GAAP operating income, non-GAAP net income, and non-GAAP EPS are computed net of stock-based compensation. In the third quarter of fiscal 2010 the charges related to stock-based compensation were $2.5 million compared to $2.4 million in the second quarter of 2010.

Reconciliations of Non-GAAP measures to GAAP operating income (loss), net income (loss), and EPS are included at the end of this release.

Webcast and Conference Call Information

3PAR will host a conference call for analysts and investors to discuss its fiscal 2010 third quarter results today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). To access the conference call by phone within the US, please dial 1-800-510-9691 and use passcode 79122298. International participants can dial 617-614-3453 and use passcode 79122298 to access the conference call.

A live Webcast of the conference call will also be accessible from the "Investors" section of 3PAR’s Website at www.3PAR.com. Following the Webcast, an archived version will be available on the Website for seven days. To hear the replay, parties in the US and Canada should call 1-888-286-8010 and enter passcode 21278266. International parties can access the replay at 617-801-6888 by entering passcode 21278266.

About 3PAR

3PAR® (NYSE: PAR) is the leading global provider of utility storage, a category of highly virtualized and dynamically tiered storage arrays built for public and private cloud computing. Our virtualized storage platform was built from the ground up to be agile and efficient to address the limitations of traditional storage arrays for utility infrastructures. As a pioneer of thin provisioning and other storage virtualization technologies, we design our products to reduce power consumption to help companies meet their green computing initiatives and to cut storage total cost of ownership. 3PAR customers have used our self-managing, efficient, and adaptable utility storage systems to reduce administration time and provisioning complexity, to improve server and storage utilization, and to scale and adapt flexibly in response to continuous growth and changing business needs. For more information, visit the 3PAR Website at: www.3PAR.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance, our ability to maintain and control costs, the effectiveness of our business strategies, market share opportunities and reception of our value proposition as well as demand for and adoption of our storage solution in our customer markets. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management's current, preliminary expectations and are subject to various risks and uncertainties, including the potential for slower than expected growth of the utility storage market or in customer adoption of our storage solutions, particularly in light of substantial uncertainty about macroeconomic trends in the United States and globally and their potential impact on information technology spending; the impact of competitive conditions; as well as the risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended March 31, 2009, and our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2009 and September 30, 2009, as such reports are filed with the SEC. These reports are available on the SEC’s website at www.sec.gov, as well as on our investor relations website at ir.3PAR.com. Additional risks, uncertainties and other information will be contained in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2009, which will be filed with the SEC in February 2010.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share (EPS). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP operating income, net income and EPS. 3PAR defines non-GAAP operating income and net income as operating loss and net loss plus stock-based compensation expenses. 3PAR defines non-GAAP EPS as non-GAAP net loss divided by the weighted average basic and diluted shares outstanding. 3PAR's management believes that these non-GAAP financial measures provide meaningful supplemental information regarding 3PAR's performance by excluding non-cash stock-based compensation expenses. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use to calculate stock-based compensation under authoritative guidance from Financial Accounting Standards Board, 3PAR's management believes that providing these non-GAAP financial measures allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating 3PAR's operating results (excluding the impact of these non-cash charges) over different periods of time.

There are a number of limitations related to the use of non-GAAP operating income, net income and EPS versus operating income (loss), net income (loss) and EPS calculated in accordance with GAAP. First, these non-GAAP financial measures exclude stock-based compensation expenses that are recurring. Stock-based expenses have been and will continue to be for the foreseeable future a significant recurring expense in 3PAR's business. Second, stock-based awards are an important part of 3PAR's employees' compensation and impact their performance. Third, the components of the costs that 3PAR excludes in its calculation of non-GAAP net income may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables have more details on these non-GAAP financial measures, including reconciliations between these financial measures and their most directly comparable GAAP equivalents.

A copy of this press release can be found on the “Investors” page of the 3PAR Website at www.3PAR.com.

© 2010 3PAR Inc. All rights reserved. 3PAR, the 3PAR logo, Serving Information, InServ, InForm, InSpire, and Thin Built In are all trademarks or registered trademarks of 3PAR Inc. All other trademarks and registered trademarks are the property of their respective owners.

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3PAR Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2009	March 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$48,678	$47,621
Short-term investments	59,344	56,186
Accounts receivable, net	41,556	34,706
Inventory	24,958	26,650
Deferred cost	4,123	2,887
Prepaid and other current assets	3,399	2,500

Total current assets	182,058	170,550
Property and equipment, net	23,273	22,079
Other non-current assets	196	190

Total assets	$205,527	$192,819

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	11,124	9,303
Accrued liabilities	15,255	18,723
Deferred revenue	30,678	25,707
Accrued warranty	4,244	3,999

Total current liabilities	61,301	57,732
Accrued warranty, non-current	2,644	3,031
Deferred revenue, non-current	8,470	6,303
Other long-term liabilities	1,061	1,224

Total liabilities	73,476	68,290
Stockholders’ equity	132,051	124,529

Total liabilities and stockholders’ equity	$205,527	$192,819

3PAR Inc.

Condensed Consolidated Statement of Operations

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenue:
Product	$43,136	$43,713	$121,631	$125,064
Support	6,968	4,446	18,997	11,195

Total revenue	50,104	48,159	140,628	136,259
Cost of revenue:
Product	15,364	15,698	42,981	44,270
Support	2,080	1,388	5,707	3,551

Total cost of revenue (1)	17,444	17,086	48,688	47,821

Gross profit	32,660	31,073	91,940	88,438
Operating expenses:
Research and development (1)	12,335	11,510	35,326	33,701
Sales and marketing (1)	16,973	15,191	48,348	44,570
General and administrative (1)	3,826	3,865	11,495	10,985

Total operating expenses	33,134	30,566	95,169	89,256

Income (loss) from operations	(474)	507	(3,229)	(818)
Interest and other income (expense), net	(20)	47	378	925

Income (loss) before provision for income taxes	(494)	554	(2,851)	107
Income tax provision	(34)	(93)	(234)	(159)

Net income (loss)	$(528)	$461	$(3,085)	$(52)

Net income (loss) per common share, basic	$(0.01)	$0.01	$(0.05)	$(0.00)

Net income (loss) per common share, diluted	$(0.01)	$0.01	$(0.05)	$(0.00)

Shares used to compute net loss per common share:
Basic	61,945	60,772	61,651	60,539

Diluted	61,945	63,122	61,651	60,539

(1) Includes stock-based compensation as follows:
Cost of revenue	$100	$75	$281	$189
Research and development	790	570	2,193	1,574
Sales and marketing	917	831	2,523	2,108
General and administrative	660	387	1,689	990

3PAR Inc.

Condensed Consolidated Statement of Operations

(GAAP to non-GAAP reconciliation)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
GAAP operating income (loss)	$(474)	$507	$(3,229)	$(818)
Plus:
Stock-based compensation	2,467	1,863	6,686	4,861

Non-GAAP operating income	$1,993	$2,370	$3,457	$4,043

GAAP net income (loss)	$(528)	$461	$(3,085)	$(52)
Plus:
Stock-based compensation	2,467	1,863	6,686	4,861

Non-GAAP net income	$1,939	$2,324	$3,601	$4,809

GAAP net income (loss) per common share, basic and diluted	$(0.01)	$0.01	$(0.05)	$(0.00)

Plus:
Stock-based compensation	$0.04	$0.03	$0.11	$0.08

Non-GAAP net income per common share, basic	$0.03	$0.04	$0.06	$0.08

Non-GAAP net income per common share, diluted	$0.03	$0.04	$0.06	$0.08

Shares used in computing basic non-GAAP net income per common share	61,945	60,772	61,651	60,539

Shares used in computing diluted non-GAAP net income per common share	64,443	63,122	64,143	63,480